UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2016

IONIX TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54485	45-0713638
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 East Liberty Street, Suite 200
 Reno, Nevada 89501
(Address of principal executive office)

1-702-475-5906
(Registrant's telephone number, including area code)

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Manufacturing Agreement – Xinyu

On August 19, 2016, Xinyu (as defined in Section 8.01 below), the Company’s indirect, wholly-owned subsidiary, entered into a manufacturing agreement with Jiangxi Huanming Technology Limited Company (“Jiangxi”) whereby Jiangxi would manufacture and produce lithium batteries for Xinyu on an as-needed basis, pursuant to Xinyu’s instructions and specifications, for 0.9 Renminbi per unit (the “Jiangxi Agreement”).

The disclosures contained herein do not purport to disclose all of the terms of the Jiangxi Agreement, and thus, the Jiangxi Agreement is attached hereto in its entirety as Exhibit 10.1 and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition.

Share Transfer Agreement – Taizhou; Sale of Taizhou

On August 19, 2016, Well Best International Investment Limited, a limited liability company formed under the laws of Hong Kong Special Administrative Region (“Well Best”) and a wholly-owned subsidiary of Ionix Technology, Inc. (the “Company”), entered into a share transfer agreement (the “Share Transfer Agreement”) whereby Well Best sold 100% of its equity interest in Taizhou Ionix Technology Company Limited (“Taizhou”), to Mr. GuoEn Li, the sole director and officer of Taizhou for 30,000 Chinese Yuan (the “Sale”). Well Best was the sole shareholder of Taizhou.

The Company’s board of directors (the “Board”) approved and authorized the Sale, and instructed Well Best to enter into and execute the Share Transfer Agreement due to the fact that the Company believed that Taizhou’s manufacturing contract with Taizhou Jiunuojie Electronic Technology Limited to produce lithium batteries was not beneficial to the Company. As a result of the Sale, (i) Taizhou is no longer an indirect, wholly-owned subsidiary of the Company, and (ii) Mr. Li is no longer affiliated with the Company.

The disclosures contained herein do not purport to disclose all of the terms of the Share Transfer Agreement, and thus, the Share Transfer Agreement is attached hereto in its entirety as Exhibit 10.2 and incorporated by reference herein.

Item 8.01	Other Events.

Establishment of Xinyu Ionix Technology Limited Company

On August 19, 2016, Well Best became the sole shareholder of Xinyu Ionix Technology Company Limited (“Xinyu”), a company formed under the laws of China. As a result, Xinyu is an indirect, wholly-owned subsidiary of the Company. Xinyu will focus on developing and designing lithium batteries as well as to act as an investment company that may acquire other businesses located in China.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information relating to the disposition of Taizhou is filed as Exhibit 99.1 hereto.

(d) Exhibits.

Exhibit No.	Description

10.1	Manufacturing Agreement, dated as of August 19, 2016, by and between Jiangxi Huanming Technology Limited Company and Xinyu Ionix Technology Company Limited.

10.2	Share Transfer Agreement, dated as of August 19, 2016, by and between GuoEn Li and Well Best International Investment Limited

99.1	Ionix Technology, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONIX TECHNOLOGY, INC.

Dated: August 24, 2016	By:	/s/ Doris Zhou
Doris Zhou
Duly Authorized Officer, Chief Executive Officer